Exhibit 10.1

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement is dated as of [date] (this “Agreement”) and is between Nielsen Holdings plc, a company incorporated in England and Wales under company registration 09422989 whose registered office is at AC Nielsen House, London Road, Oxford, Oxfordshire, OX3 9RX (together with its successors, the “Company”), and [name of director/officer] of [address of director/officer] (the “Indemnitee”).

Background

The Company believes that, in order to attract and retain highly competent persons to serve as directors or in other capacities, including as officers, it must provide such persons with adequate protection through indemnification against the risks of claims and actions against them arising out of their services to and activities on behalf of the Company and/or an associated company.

The Company desires and has requested the Indemnitee to serve as a director or an officer of the Company and/or an associated company and, in order to induce the Indemnitee to serve in such a capacity, the Company is willing to grant the Indemnitee the indemnification provided for herein. The Indemnitee is willing to so serve on the basis that such indemnification be provided.

The parties by this Agreement desire to set forth their agreement regarding the indemnification and the advancement of expenses.

In consideration of the Indemnitee’s service to the Company and/or an associated company and the covenants and agreements by the Company set forth below, the parties hereto, intending to be legally bound, hereby agree as follows.

Section 1. Indemnification.

(a) Subject to Section 1(b), the Company hereby agrees to pay, protect, hold harmless and indemnify the Indemnitee to the fullest extent permitted by English law (the “Law”) and by the articles of association of the Company as amended from time to time (the “Articles”) against all losses, liabilities and expenses, including any judgments, fines and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with any action, suit or proceeding in relation to, or in connection with, the exercise of the Indemnitee’s duties and powers or otherwise in relation to, or in connection with, the holding of office by the Indemnitee as a director or an officer, employee or agent (which, for the purposes hereof, shall include a trustee, fiduciary, partner, manager or a similar capacity) of the Company and/or an associated company, whether in connection with any negligence, default, breach of duty or breach of trust by the Indemnitee or otherwise.

(b) In accordance with the UK Companies Act 2006 (the “Companies Act”) and the Articles, the Indemnitee, in his/her capacity as a director or an officer of the Company and/or an associated company, shall not be indemnified under this Agreement against:

(i) any liabilities to the Company or the associated company;

(ii) any fines imposed in criminal proceedings;

(iii) any sum payable to a regulatory authority by way of penalty in respect of non-compliance with any requirement of a regulatory nature (howsoever arising);

(iv) any liability incurred in defending any criminal proceedings in which the Indemnitee is convicted;

(v) any liability incurred in defending any civil proceedings brought by the Company or the associated company, in which judgment is given against the Indemnitee; and

(vi) any liability incurred in connection with an application for relief under section 661(3) or (4) or section 1157 of the Companies Act, in which the court refuses to grant him relief.

Section 2. Advance Payment of Expenses.

(a) Subject to Section 2(c), the Company shall, to the fullest extent permitted by the Law and the Articles, provide funds to the Indemnitee to meet expenses incurred by the Indemnitee, or to enable the Indemnitee to avoid incurring any such expenses, in appearing at, participating in or defending any action, suit or proceeding or in connection with an enforcement action as contemplated by Section 3(g) in advance of the final disposition of such action, suit or proceeding within 30 days after receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances of funds from time to time (“Advancement Period”).

(b) In the event that any advancement of expenses to which the Indemnitee is entitled under this Section 2 has not been made after the expiry of the Advancement Period, the Indemnitee shall send a reminder in writing to the Company for such payment or advancement to be made and the Company shall, as soon as practicable after the receipt of such reminder and in any event within 10 business days of the date of such reminder (“Advancement Grace Period”), make such payment or advancement.

(c) In accordance with the Companies Act and the Articles, any advancement of expenses by the Company under this Section 2 to the Indemnitee in his/her capacity as a director of the Company and/or an associated company shall be limited to the purposes of funding any expenses in connection with (i) defending any criminal or civil proceedings, or any investigation or action proposed to be taken by a regulatory authority, in connection with any negligence, default, breach of duty or breach of trust by the Indemnitee as director of the Company or the associated company; and (ii) any application of relief under section 661(3) or (4) or section 1157 of the Companies Act, or to enable the Indemnitee to avoid incurring any such expenses, and that such funds so advanced shall be repaid by the Indemnitee, in the event that the Indemnitee is being convicted, or a judgment is being given against him, in connection with any such criminal or civil proceedings or any such regulatory investigations or actions, or in the event that any such application for relief has been refused, no later than the date when the conviction, judgment, or refusal of relief becomes final.

(d) This Section 2 shall be subject to Section 3(b) and shall not apply to any claim made by the Indemnitee for which indemnity is excluded pursuant to Section 6.

(e) The Indemnitee hereby undertakes to repay any amounts advanced (without interest) under this Section 2 to the extent that it is ultimately determined that the Indemnitee is not entitled under this Agreement to be indemnified by the Company in respect thereof. No other form of undertaking shall be required of the Indemnitee for the repayment of such amount advanced other than the execution of this Agreement.

Section 3. Procedure for Indemnification; Notification and Defense of Claim.

(a) Promptly after receipt by the Indemnitee of a notice of the commencement of any action, suit or proceeding, the Indemnitee shall, if a claim in respect thereof is to be made against the Company or an associated company hereunder (as the case may be), notify the Company in writing of the commencement thereof. The failure to promptly notify the Company of the commencement of the action, suit or proceeding, or of the Indemnitee’s request for indemnification, will not relieve the Company from any liability that it may have to the Indemnitee hereunder, except to the extent the Company is actually and materially prejudiced in its defense of such action, suit or proceeding as a result of such failure. To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request therefor including such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to enable the Company to determine whether and to what extent the Indemnitee is entitled to the indemnification.

(b) With respect to any action, suit or proceeding of which the Company is so notified as provided in this Agreement, the Company shall, subject to the last sentence of this paragraph, be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to the Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so. After the delivery of such notice and the approval of such counsel by the Indemnitee, the Company will not be liable to the Indemnitee under this Agreement for any subsequently-incurred fees of separate counsel engaged by the Indemnitee with respect to the same action, suit or proceeding unless the engagement of such separate counsel by the Indemnitee has been previously authorized in writing by the Company. Notwithstanding the foregoing, if the Indemnitee, based on the advice of his or her counsel, shall have reasonably concluded (with written notice being given to the Company setting forth the basis for such conclusion) that, in the conduct of any such defense, there is or is reasonably likely to be a conflict of interest or position between the Company and the Indemnitee with respect to a significant issue, then the Company will not be entitled, without the written consent of the Indemnitee, to assume such defense.

(c) To the fullest extent permitted by the Law and the Articles and subject to a determination by the Company to the contrary and such determination has been notified by the Company to the Indemnitee in writing, the Company’s assumption of the defense of an action, suit or proceeding in accordance with Section 3(b) above will constitute an irrevocable acknowledgement by the Company that all losses, liabilities and expenses, including any judgments, fines and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection therewith are indemnifiable by the Company under Section 1 of this Agreement.

(d) The determination of whether to grant the Indemnitee’s indemnification request shall be made promptly and in any event within 30 days following the Company’s receipt of a request for indemnification in accordance with Section 3(a) (“Indemnification Period”). If the Company determines that the Indemnitee is entitled to such indemnification, or is deemed to have acknowledged pursuant to Section 3(c) that the Indemnitee is entitled to be so indemnified, the Company shall make payment to the Indemnitee of the indemnifiable amount prior to the expiry of the Indemnification Period.

(e) In the event that any payment of indemnification to which the Indemnitee is entitled under this Section 3 has not been made after the expiry of the Indemnification Period, the Indemnitee shall send a reminder in writing to the Company for such payment to be made and the Company shall, as soon as practicable after the receipt of such reminder and in any event within 10 business days of the date of such reminder (“Indemnification Grace Period”), make such payment.

(f) If the Company fails to make such determination as to the Indemnitee’s entitlement to indemnification or has not notified the Indemnitee pursuant to Section 3(c) that the assumption of such defense by the Company shall not constitute an acknowledgement by the Company of the Indemnitee’s entitlement to indemnification, in each case prior to the expiry of the Indemnification Period, such determination or acknowledgement shall, subject to Section 6, be deemed to have been made in favour of the Indemnitee and the Indemnitee shall be entitled to such indemnification, provided that there is no (i) misstatement of, or an omission to disclose, a material fact by the Indemnitee which would render a statement made by the Indemnitee in connection with the request for indemnification materially misleading, or (ii) prohibition of such indemnification under the Law or the Articles.

(g) In the event that:

(i) the Company determines pursuant to this Section 3 that the Indemnitee is not entitled to indemnification under this Agreement;

(ii) the Company denies, in whole or in part, a request for indemnification;

(iii) the Company fails to make a payment of indemnification in accordance with Section 3(d) and such payment has not been made by the expiry of the Indemnification Grace Period;

(iv) the Company fails to make an advancement of expenses in accordance with Section 2(a) and such advancement has not been made by the expiry of the Advancement Grace Period; or

(v) the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, the Indemnitee shall be entitled to bring an action against the Company in relation to his or her entitlement to such indemnification or advancement of expenses. If and to the extent that the Indemnitee is successful in any such action, suit or proceeding in establishing the Indemnitee’s right, in whole or in part, to such indemnification or advancement of expenses, the Indemnitee’s expenses incurred in connection with such action, suit or proceeding shall be indemnified by the Company to the fullest extent permitted by the Law and the Articles.

Section 4. Insurance and Subrogation.

(a) The Company shall use its reasonable best efforts to purchase and maintain a policy or policies of insurance with reputable insurance companies providing the Indemnitee with coverage, to the fullest extent permitted by the Law and by the Articles, for all losses, liabilities and expenses incurred by the Indemnitee in relation to, or in connection with, the exercise of the Indemnitee’s duties and powers or otherwise in relation to, or in connection with, the holding of office by the Indemnitee as a director or an officer, employee or agent (which, for the purposes hereof, shall include a trustee, fiduciary, partner, manager or a similar capacity) of the Company and/or an associated company, whether or not the Company would have the power to indemnify the Indemnitee against such losses, liabilities and expenses under the provisions of this Agreement. Such insurance policies shall have coverage terms and policy limits at least as favorable to the Indemnitee as the insurance coverage provided to any other director or officer of the Company or the associated company (as the case may be). If the Company has such insurance in effect at the time the Company receives from the Indemnitee any notice of the commencement of an action, suit or proceeding, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the relevant policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such action, suit or proceeding in accordance with the terms of such policy.

(b) In the event that any payment or advancement of expenses is made by the Company under this Agreement, the Company shall be subrogated to the extent of such payment or advancement to all of the rights of recovery of the Indemnitee with respect to any insurance policy or other rights of recovery. The Indemnitee shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights in accordance with the terms of such insurance policy or other rights of recovery. The Company shall pay or reimburse all expenses actually and reasonably incurred by the Indemnitee in connection with such subrogation.

(c) The Company shall not be liable under this Agreement to make any payment or advancement of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines and amounts paid in settlement, and any excise taxes or penalties under the Employee Retirement Income Security Act (“ERISA”)) if and to the extent that the Indemnitee has otherwise actually received such payment or advancement under this Agreement or any insurance policy, contract, agreement or otherwise.

Section 5. Certain Definitions. For the purposes of this Agreement, the following definitions shall apply:

(a) “action, suit or proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration, appeal and application for relief of, and the giving of testimony in, any actual, threatened, pending or completed claim, action, suit, arbitration, alternative dispute mechanism or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal;

(b) “associated company” shall have the meaning given to it under section 256 of the Companies Act (as amended from time to time);

(c) the reference to “a conviction, judgment or refusal of relief” is a reference to one that has become final. A conviction, judgment or refusal of relief becomes final (i) if not appealed against, at the end of the period for bringing an appeal; or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of. An appeal is disposed of (i) if it is determined and the period for bringing any further appeal has ended; or (ii) if it is abandoned or otherwise ceases to have effect;

(d) “business days” shall mean a day (not being a Saturday or Sunday) on which clearing banks are open for business in London and New York;

(e) “expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, appeal bonds, other out-of-pocket costs and reasonable compensation for time spent by the Indemnitee for which the Indemnitee is not otherwise compensated by the Company or any third party), actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of, or application for relief in relation to, or in connection with, an action, suit or proceeding or establishing or enforcing a right to indemnification under this Agreement or otherwise incurred in connection with a claim that is indemnifiable hereunder;

(f) “final judgement or adjudication” shall mean a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing;

(g) “in relation to, or in connection with, the exercise of the Indemnitee’s duties and powers or otherwise in relation to, or in connection with, the holding of office by the Indemnitee as a director or an officer, employee or agent (which, for the purposes hereof, shall include a trustee, fiduciary, partner, manager or a similar capacity) of the Company and/or an associated company” shall be broadly construed and shall include, without limitation, any actual or alleged act or omission to act; and

(h) “judgments, fines and amounts paid in settlement” shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever, as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan.

Section 6. Limitation on Indemnification. Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to this Agreement:

(a) Claims Initiated by Indemnitee. To indemnify or advance expenses to the Indemnitee with respect to an action, suit or proceeding (or part thereof), however denominated, initiated by the Indemnitee, other than (i) an action, suit or proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Agreement (pursuant to and which shall be governed by the provisions of Section 6(b)) and (ii) an action, suit or proceeding (or part thereof) which was authorized or consented to by the Board of Directors of the Company, it being understood and agreed that such authorization or consent shall not be unreasonably withheld in connection with any compulsory or advisory counterclaim brought by the Indemnitee in response to an action, suit or proceeding otherwise indemnifiable under this Agreement.

(b) Action for Indemnification. To indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any action, suit or proceeding instituted by the Indemnitee to enforce or interpret this Agreement, unless the Indemnitee is successful in such action, suit or proceeding in establishing the Indemnitee’s right, in whole or in part, to indemnification or advancement of expenses hereunder (in which case such indemnification or advancement shall be to the fullest extent permitted by the Law and the Articles), or unless and to the extent that the court in such action, suit or proceeding shall determine that, despite the

Indemnitee’s failure to establish their right to indemnification, the Indemnitee is entitled to be indemnified for such expenses; provided, however, that nothing in this Section 6(b) is intended to limit the Company’s obligations with respect to the advancement of expenses to the Indemnitee in connection with any such action, suit or proceeding instituted by the Indemnitee to enforce or interpret this Agreement, as provided in Section 2 hereof.

(c) Section 16(b) Matters. To indemnify the Indemnitee on account of any suit in which judgment is rendered against the Indemnitee for disgorgement of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended.

(d) Fraud, Wilful Recklessness or Serious Culpability. To indemnify the Indemnitee on account of conduct by the Indemnitee where such conduct has been determined by a final judgment or adjudication to have been knowingly fraudulent or constitute wilful recklessness or serious culpability .

(e) Prohibited by Law. To indemnify the Indemnitee in any circumstance where such indemnification has been determined by a final judgment or adjudication to be prohibited by law.

Section 7. Certain Settlement Provisions. The Company shall have no obligation to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding without the Company’s prior written consent. The Company shall not settle any action, suit or proceeding in any manner that would impose any criminal fine, sanction or similar obligation on the Indemnitee without the Indemnitee’s prior written consent. Neither the Company nor the Indemnitee will unreasonably withhold his, her, its or their consent to any proposed settlement.

Section 8. Savings Clause. If any provision or provisions (or portion thereof) of this Agreement is or becomes invalid, illegal or unenforceable, the Company shall nevertheless indemnify the Indemnitee against all losses, liabilities and expenses, including any judgments, fines and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with any action, suit or proceeding in relation to, or in connection with, the exercise of the Indemnitee’s duties and powers or otherwise in relation to, or in connection with, the holding of office by the Indemnitee as a director or an officer, employee or agent (which, for the purposes hereof, shall include a trustee, fiduciary, partner, manager or a similar capacity) of the Company and/or an associated company, whether in connection with any negligence, default, breach of duty or breach of trust by the Indemnitee or otherwise, to the fullest extent permitted by any applicable portion of this Agreement that is not invalid, illegal or unenforceable.

Section 9. Contribution. In order to provide for a just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to the Indemnitee in whole or in part, it is agreed that, in such event, the Company shall, to the fullest extent permitted by the Law and the Articles, contribute to the payment of all of the Indemnitee’s losses, liabilities and expenses, including any judgments, fines, and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with any action, suit or proceeding, including any appeals and application for relief, in an amount that is just and equitable in the circumstances; provided that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to any limitation on indemnification set forth in Section 4(c), 6 or 7 hereof.

Section 10. Form and Delivery of Communications. All notices, requests, demands and other communications made under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand, upon receipt by the party to whom the said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier, one day after deposit with such courier and with written verification of receipt or (d) sent by email or facsimile transmission, with receipt of oral confirmation that such transmission has been received. Notice to the Company shall be directed to Nielsen Holdings plc, 85 Broad Street, New York, New York 10004, Attention: General Counsel. Notice to Indemnitee shall be directed to the address provided on the signature page hereto.

Section 11. Non-exclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of the Law or the Articles or any other applicable law, in any court in which a proceeding is brought, other agreements or otherwise. No amendment or alteration of the Articles or any other agreement shall adversely affect the rights provided to the Indemnitee under this Agreement other than amendment or alteration as required by the Law.

Section 12. No Construction as Employment Agreement. Nothing contained herein shall be construed as giving the Indemnitee any right to be retained as a director of the Company or an associated company or in the employment of the Company or an associated company. For the avoidance of doubt, the indemnification and advancement of expenses provided under this Agreement shall continue in respect of the Indemnitee even though he may have ceased to be a director or an officer of the Company or an associated company.

Section 13. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by the Law and the Articles.

Section 14. Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 15. Modification and Waiver. No supplement, modification, waiver or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. For the avoidance of doubt, this Agreement may not be terminated by the Company without the Indemnitee’s prior written consent.

Section 16. Successor and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company shall require and cause any direct or indirect successor

(whether by acquisition, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 17. Governing Law. This Agreement and all non-contractual obligations arising out of or in connection with it are governed by English law.

Section 18. Jurisdiction and Service of Process.

(a) The courts of England have exclusive jurisdiction to settle any dispute arising from or connected with this Agreement (a “Dispute”) (including a dispute regarding the existence, validity or termination of this Agreement or relating to any non-contractual obligation arising out of or in connection with this Agreement) or the consequences of its nullity.

(b) The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

(c) The Company agrees that any documents required to be served on it in relation to any proceedings may be served on it by serving them at its registered office in the UK, which is currently at AC Nielsen House, London Road, Oxford, Oxfordshire, OX3 9RX. These documents may, however, be served in any other manner allowed by law.

Section 19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

Section 20. Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

This Agreement has been duly executed and delivered to be effective as of the date stated above.

NIELSEN HOLDINGS PLC

By

Name:

Title:

INDEMNITEE

Name:

Address for Notices: